Exhibit 1.1
Execution Version

AMENDMENT NO. 5 TO EQUITY SALES AGREEMENT
February 13, 2025

BUCKLER Securities LLC
5 Greenwich Office Park, Suite 450
Greenwich, CT 06831

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

BTIG, LLC
350 Bush Street, 9th Floor
San Francisco, CA 94104

Citizens JMP Securities, LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

Janney Montgomery Scott LLC
1717 Arch Street
Philadelphia, PA 19103

JonesTrading Institutional Services LLC
325 Hudson St., 6th Floor
New York, NY 10013

Ladenburg Thalmann & Co. Inc.
640 5th Ave., 4th Floor
New York, NY 10019

StockBlock Securities LLC
600 Lexington Avenue, 32nd Floor
New York, New York 10022

Ladies and Gentlemen:

ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), together with ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”) and BUCKLER Securities LLC, B. Riley Securities, Inc., BTIG, LLC, Citizens JMP Securities, LLC, Janney Montgomery Scott LLC, JonesTrading Institutional Services LLC, Ladenburg Thalmann & Co. Inc. and StockBlock Securities LLC, and (each an “Agent,” and collectively, the “Agents”), are parties to that certain Equity Sales Agreement dated July 26, 2023 as amended by Amendment No. 1 to Equity Sales Agreement dated October 25, 2023, Amendment No. 2 to Equity Sales Agreement dated June 20, 2024, Amendment No. 3 to Equity Sales Agreement dated August 23, 2024 and Amendment No. 4 to Equity Sales Agreement

dated September 20, 2024 (together, the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company, Manager and the Agents desire to amend the Original Agreement as set forth in this Amendment No. 5 thereto (this “Amendment”) as follows:

1.The first paragraph of the Original Agreement is hereby deleted in its entirety and replaced with the following:

ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), that is externally managed by ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through one or more of BUCKLER Securities LLC (“BUCKLER”), B. Riley Securities, Inc. (“B. Riley Securities”), BTIG, LLC (“BTIG”), Citizens JMP Securities LLC (“Citizens JMP”), Janney Montgomery Scott LLC (“Janney”), JonesTrading Institutional Services LLC (“Jones”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and StockBlock Securities LLC (“StockBlock”; and together with BUCKLER, B. Riley Securities, BTIG, Citizens JMP, Janney, Jones and Ladenburg, and the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), in an aggregate amount up to 55,000,000 Shares, on the terms set forth in this agreement (the “Agreement”).

2.Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

3.This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company, Manager and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

4.EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE MANAGER AND THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

6.Each of the Company, the Manager and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Original Agreement, as amended by this Amendment, shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Manager and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

7.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company, the Manager and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company, the Manager and the Agents.
Very truly yours,

BUCKLER SECURITIES LLC
By: /s/ Richard Misiano________________
Name: Richard Misiano
Title: CEO
CITIZENS JMP SECURITIES, LLC
By: /s/ Mark O. Timperman_____________
Name: Mark O. Timperman
Title: Managing Director
LADENBURG THALMANN & CO. INC.
By: /s/ Nicholas Stergis________________
Name: Nicholas Stergis
Title: Managing Director, Head of Investment
Banking
B. RILEY SECURITIES, INC.
By: /s/ Jimmy Baker___________________
Name: Jimmy Baker
Title: President
JONESTRADING INSTITUTIONAL
SERVICES LLC
By: /s/ Burke Cook_____________________
Name: Burke Cook
Title: General Counsel & Secretary
STOCKBLOCK SECURITIES LLC
By: /s/ David Dinkin____________________
Name: David Dinkin
Title: President

BTIG, LLC
By: /s/ Tosh Chandra____________________
Name: Tosh Chandra
Title: Managing Director
JANNEY MONTGOMERY SCOTT LLC
By: /s/ David Lau________________________
Name: David Lau
Title: Managing Director, Head of Equities

[Signature Page to Amendment No. 5 to Equity Sales Agreement]

ACCEPTED as of the date
first-above written:

ARMOUR RESIDENTIAL REIT, INC.

By:_____/s/ Gordon M. Harper___________
Name: Gordon M. Harper
Title: Chief Financial Officer

ARMOUR CAPITAL MANAGEMENT, LP

By:_____/s/ Gordon M. Harper___________
Name: Gordon M. Harper
Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to Equity Sales Agreement]